EXHIBIT 99.1


                                  NEWS RELEASE

                    Investor Relations Contact: Susan Spratlen   (972) 444-9001

         Pioneer Announces Debt Exchange Offers and Consent Solicitation

Dallas, Texas, June 10, 2004 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) today announced that it has commenced offers to exchange (the "Exchange Offers") any and all of three series of its outstanding senior notes for a new series of Senior Notes due 2016 (the "New Notes") and cash. In connection with the Exchange Offers, Pioneer is soliciting consents to proposed amendments to the supplemental indentures governing two of the series of its outstanding senior notes. To encourage holders to tender early, Pioneer is offering an early exchange payment to holders who validly tender their old notes before 5:00 p.m., New York City time, on Thursday, June 24, 2004 (the "Early Exchange Date"). The Exchange Offers expire at 12:00 midnight, New York City time, on Friday, July 9, 2004 (the "Expiration Date").

Timothy L. Dove, Executive Vice President and Chief Financial Officer, stated, "This debt exchange is expected to establish a new benchmark investment grade 12-year senior note with an attractive coupon and at a low issuance cost to Pioneer, while retiring a portion of our existing higher coupon notes. Our liquidity is enhanced by extending the debt maturities, and we significantly reduce our annual cash interest costs."

Pioneer is offering to exchange any and all of its $150,000,000 aggregate principal amount of outstanding 8 1/4% Senior Notes due 2007 (CUSIP No. 701018 AB 9) (the "8 1/4% Notes"), its $339,169,000 aggregate principal amount of outstanding 9-5/8% Senior Notes due April 1, 2010 (CUSIP No. 723787 AC 1)(the "9-5/8% Notes"), and its $150,000,000 aggregate principal amount of outstanding 7.50% Senior Notes due 2012 (CUSIP No. 723787 AD 9) (the "7.50% Notes," and together with the 8 1/4% Notes and the 9-5/8% Notes, the "Old Notes"), for a like principal amount of New Notes and cash that, together with the principal amount of the New Notes, equals the early exchange price in the case of Old Notes validly tendered before the Early Exchange Date and not validly withdrawn, and equals the exchange price in the case of Old Notes tendered after the Early Exchange Date and before the Expiration Date. The early exchange price and the exchange price for each series of Old Notes are based on fixed-spread pricing formulas. Pioneer will also pay accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the applicable settlement date minus, in the case of the final settlement date, accrued and unpaid interest on the New Notes to, but not including, the final settlement date. Pioneer has the right in its sole discretion to amend, extend or terminate the Exchange Offers with respect to each series of Old Notes and to extend the Early Exchange Date and the Expiration Date.

In connection with the Exchange Offers for the 9-5/8% Notes and the 7.50% Notes, Pioneer is soliciting consents to proposed amendments to the supplemental indentures governing the 9-5/8% Notes and the 7.50% Notes. The proposed amendments will permanently remove substantially all of the operating restrictions with respect to these notes. These restrictions currently do not apply to Pioneer because these notes have investment grade ratings. Holders tendering their 9-5/8% Notes and 7.50% Notes will be deemed to have delivered a consent to the proposed amendments. Pioneer will make no separate payment for consents delivered in the consent solicitation.

To encourage holders to tender early, holders who validly tender their Old Notes before the Early Exchange Date will be entitled to an early exchange payment in cash as part of the early exchange price for their Old Notes. The early exchange payment for holders who validly tender before the Early Exchange Date will equal $6.50 per $1,000 principal amount of the 8 1/4% Notes, $10.00 per $1,000 principal amount of the 9-5/8% Notes and $10.00 per $1,000 principal amount of the 7.50% Notes.

The New Notes will mature on July 1, 2016 and will bear interest from the early settlement date (Thursday, July 1, 2004) at a rate per annum equal to the sum of
(a) the yield on the 4.75% U.S. Treasury Note due May 15, 2014 as of 2:00 p.m., New York City time, on the second business day before the Early Exchange Date,



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plus (b) 1.40%.  The New Notes will be unsecured  senior  obligations of Pioneer and will rank equally with all of Pioneer's other unsecured senior indebtedness.

Early Exchange Price for Old Notes Tendered Before the Early Exchange Date

The early exchange price for each $1,000 principal amount of each series of Old Notes validly tendered before the Early Exchange Date will be calculated as of 2:00 p.m., New York City time, on the second business day before the Early Exchange Date by discounting to the early settlement date (Thursday, July 1, 2004), the remaining payments of principal and interest on $1,000 principal amount of the series of Old Notes through its maturity date at a discount rate equal to (a) the applicable fixed spread listed in the table below plus (b) the bid-side yield on the applicable reference U.S. Treasury Security listed in the table below. To that discounted amount will be added the early exchange payment, minus accrued and unpaid interest on the Old Notes to, but not including, the early settlement date. The early exchange price will be paid only to holders who validly tender their Old Notes before the Early Exchange Date and do not validly withdraw their tenders.

                                                               Early Exchange
                                        Reference                Fixed Spread
            Series              U.S. Treasury Security         (in basis points)
         ------------        --------------------------        -----------------
         8 1/4% Notes          3.125% due May 15, 2007               +85
         9-5/8% Notes        6.5% due February 15, 2010             +100
         7.50% Notes           4.75% due May 15, 2014                +80

The portion of the early exchange price for each series of Old Notes that is in excess of $1,000, plus accrued and unpaid interest on the Old Notes to, but not including, the early settlement date, will be paid in cash on the early settlement date with respect to Old Notes of that series that have been tendered and accepted. The remainder of the early exchange price will be paid through the issuance of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes accepted for exchange.

Exchange Price for Old Notes Tendered After the Early Exchange Date

The exchange price for each series of Old Notes validly tendered after the Early Exchange Date and before the Expiration Date will be calculated as of 2:00 p.m., New York City time, on the second business day before the Expiration Date by discounting to the final settlement date (Wednesday, July 14, 2004), the remaining payments of principal and interest on $1,000 principal amount of the series of Old Notes through its maturity date at a discount rate equal to (a) the applicable fixed spread listed in the table below, plus (b) the bid-side yield on the applicable reference U.S. Treasury Security listed in the table below. This discounted amount will also be adjusted by the change in price of the New Notes. The change in price of the New Notes will be calculated as of 2:00 p.m., New York City time, on the second business day before the Expiration Date by discounting the remaining payments of principal and interest on $1,000 principal amount of the New Notes through July 1, 2016 at a discount rate equal to (a) 1.40%, plus (b) the bid-side yield on the 4.75% U.S. Treasury Note due May 15, 2014, minus (c) accrued and unpaid interest on the New Notes to, but not including, the final settlement date, and minus (d) $1,000. From this discounted amount (as adjusted for the change in price of the New Notes) will be subtracted accrued and unpaid interest on $1,000 principal amount of Old Notes to, but not including, the final settlement date. The exchange price will not include the early exchange payment.

                                        Reference                Fixed Spread
            Series              U.S. Treasury Security         (in basis points)
         ------------        --------------------------        -----------------
         8 1/4% Notes          3.125% due May 15, 2007               +95
         9-5/8% Notes        6.5% due February 15, 2010             +110
         7.50% Notes           4.75% due May 15, 2014                +90

The portion of the exchange price for each series of Old Notes that is in excess of $1,000, plus (a) accrued and unpaid interest on the Old Notes to, but not including, the final settlement date, and minus (b) any accrued and unpaid interest on the New Notes to, but not including, the final settlement date, will be paid in cash on the final settlement date with respect to Old Notes of that


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series that have been tendered and accepted  after the Early  Exchange Date. The remainder of the exchange price will be paid through the issuance of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes accepted for exchange.

Pioneer expects that holders who validly tender their Old Notes before the Early Exchange Date will receive their New Notes and cash payments on Thursday, July 1, 2004, and that holders who validly tender their Old Notes after the Early Exchange Date but before the Expiration Date will receive their New Notes and cash payments on Wednesday, July 14, 2004.

The Exchange Offers are subject to the satisfaction or waiver of certain conditions, including (1) the receipt of consents to the proposed amendments from the holders of a majority of the aggregate outstanding principal amount of the 9-5/8% Notes and the 7.50% Notes in order to complete the Exchange Offers for those series and (2) the ability to accept tenders of at least $250 million aggregate principal amount of Old Notes in order to complete any of the Exchange Offers at the Early Exchange Date or the Expiration Date. Pioneer is making each Exchange Offer independently of the other Exchange Offers, and, except as described in this paragraph, no Exchange Offer is conditioned upon completion of any other Exchange Offer.

The terms of the Exchange Offers are described in Pioneer's Exchange Circular dated June 10, 2004. The Bank of New York is the exchange agent for the Exchange Offers and will be the trustee under the New Notes. D.F. King & Co., Inc. is the information agent for the Exchange Offers. Requests for copies of the Exchange Circular and questions regarding the Exchange Offers may be directed to D.F. King & Co., Inc. at 1-800-859-8509 (US toll-free). Deutsche Bank Securities Inc. is Pioneer's lead financial advisor for the Exchange Offers, and Citigroup Global Markets Inc. and Credit Suisse First Boston LLC are co-financial advisors.

This announcement is not an offer to exchange, a solicitation of an offer to exchange or a solicitation of consent with respect to any securities. The Exchange Offers will be made solely by the Exchange Circular dated June 10, 2004.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Exchange Circular. Any representation to the contrary is a criminal offense.

The Exchange Offers are not being made to, nor will Pioneer accept tenders of Old Notes from, holders in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The New Notes have not been and will not be registered under the Securities Act of 1933. Pioneer is making the Exchange Offers in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 3(a)(9) thereof.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Gabon, South Africa and Tunisia. Pioneer's headquarters are in Dallas, Texas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this Document are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.



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